EXHIBIT 99.1

For more information, contact:

Katharine Boyce
Investor Relations Coordinator
Acxiom Corporation
(501) 342-1321
Investor.relations@acxiom.com
EACXM

Acxiom Announces Second Quarter Fiscal Year 2010 Results
Sequential Improvement in All Industry Groups

LITTLE ROCK, Ark. — October 28, 2009 — Acxiom® Corporation (Nasdaq: ACXM), a global leader in interactive marketing, today announced financial results for the second quarter of fiscal year 2010 ended September 30, 2009. Acxiom will hold a conference call at 4:30 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

John Meyer, Acxiom’s chief executive officer and president, said, “The September quarter was another challenging period for us versus the prior-year quarter, but we are beginning to see signs of progress in the business. Our revenue and operating income results improved in the September quarter over the June quarter. In addition, several of our clients have indicated to us that they expect to increase their marketing spending during the second half of our fiscal year. This anticipated increase in client spending coupled with our continued emphasis on expense management gives us confidence that our second half operating income performance will improve over the first half of the fiscal year.”

Second Quarter 2010 Highlights:

•
Earnings per diluted share of $0.12 in the second quarter of fiscal 2010, compared to earnings per diluted share of $0.18 in the second quarter of fiscal 2009, before the effect of unusual gain items. GAAP diluted earnings per share in the prior-year period were $0.20, which included $0.02 in unusual gain items.

•
Income from operations of $21.2 million in the current year second quarter, compared to income from operations of $31.9 million in the second quarter last year, before the effect of unusual items. The prior year GAAP income from operations was $34.3 million, which included unusual gain items of $2.4 million.

•
Revenue of $271.1 million in the current quarter, compared to $307.4 million, excluding an Information Products pass-through contract, in the second quarter a year ago. GAAP revenue in the prior period was $328.9 million, which included pass-through revenue from the Information Products contract of approximately $21.5 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract.

•	Operating cash flow of $60.7 million compared to $86.8 million in the second quarter a year ago.

•
Free cash flow available to equity of $29.4 million, compared to $71.6 million in the second quarter a year ago. The prior-year amount included $24.2 million of proceeds received from the sale of company-owned real estate. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Operational Highlights:

•
Information Services: Revenue for the quarter was $210.2 million, compared to $233.6 million in the second quarter of the previous year. Income from operations for the quarter was $20.0 million, compared to $28.5 million in the second quarter of fiscal 2009.

•
Information Products: Revenue for the quarter was $60.9 million, compared with $73.8 million, excluding the pass-through revenue from the Information Products contract referenced above, in the second quarter a year ago. GAAP revenue in the prior period was $95.3 million, which included revenue from the Information Products pass-through contract of approximately $21.5 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract. Income from operations for the quarter was $1.2 million, compared to income from operations of $3.4 million in the second quarter of the previous year.

Income from operations includes expenses that had previously been included in corporate and other expenses. The Company now allocates selling, general and administrative expenses previously included in corporate and other expenses to the two operating segments, Information Services and Information Products. Prior-year results have been reclassified to reflect the change.

Fiscal Year 2010 Year-To-Date Highlights:

•
Earnings per diluted share of $0.17 for the current year six-month period compared to earnings per diluted share of $0.31 in the comparable six-month period last year, before the effect of unusual gain items. GAAP diluted earnings per share for the six-month period of fiscal 2009 were $0.34 which included $0.03 in unusual gain items.

•
Income from operations of $33.7 million for the first six months of fiscal year 2010, compared to $56.9 million, before unusual gain items in the comparable six-month period of fiscal 2009. GAAP income from operations for the prior year of $59.9 million included $2.9 million of unusual gain items.

•
Revenue of $527.1 million in the current six-month period, compared to $616.2 million, excluding an Information Products pass-through contract, in the first half of fiscal 2009. GAAP revenue in the prior period was $660.0 million, which included pass-through revenue from the Information Products contract of approximately $43.8 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract.

•	Operating cash flow of $76.9 million in the current fiscal year six-month period compared to $115.3 million in the prior year six-month period.

•
Free cash flow available to equity of $16.3 million for the six months ended September 30, 2009.  For the six-month period ended September 30, 2008 free cash flow available to equity was $62.0 million. The prior-year amount included $26.8 million of unusual and one-time items, including $24.2 million in proceeds received from the sale of company-owned real estate. Free cash flow available to equity is a non-GAAP financial measure; reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Web Link to Financials

You may link to http://www.acxiom.com/FY10_Q2_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

A global leader in interactive marketing services and infrastructure management, Acxiom connects clients with their customers through deep customer insight, powering effective and profitable marketing initiatives and business decisions. Our consultative approach spans multiple industries and incorporates decades of experience in consumer data and analytics, information technology, data integration and consulting solutions for effective marketing across digital, Internet, email, mobile and direct mail channels. Our secure, high-performance technology services deliver consistent value and reliability. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, and serves clients around the world from locations in the United States, Europe and Asia-Pacific. For more information about Acxiom, visit www.acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding the anticipated increase in client spending during the second half of our fiscal year. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates to other organizations; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the Securities and Exchange Commission on May 29, 2009.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	September 30,
			$	%
	2009	2008	Variance	Variance

Revenue:
Services	210,213	233,605	(23,392)	(10.0%)
Products	60,892	95,330	(34,438)	(36.1%)
Total revenue	271,105	328,935	(57,830)	(17.6%)

Operating costs and expenses:
Cost of revenue
Services	165,792	180,986	15,194	8.4%
Products	46,129	77,038	30,909	40.1%
Total cost of revenue	211,921	258,024	46,103	17.9%

Services gross margin	21.1%	22.5%
Products gross margin	24.2%	19.2%
Total gross margin	21.8%	21.6%

Selling, general and administrative	37,964	38,988	1,024	2.6%
Gains, losses and other items, net	(27)	(2,370)	(2,343)	(98.9%)

Total operating costs and expenses	249,858	294,642	44,784	15.2%

Income from operations	21,247	34,293	(13,046)	(38.0%)

Other income (expense):
Interest expense	(5,423)	(8,591)	3,168	36.9%
Other, net	223	287	(64)	(22.3%)

Total other income (expense)	(5,200)	(8,304)	3,104	37.4%

Earnings before income taxes	16,047	25,989	(9,942)	(38.3%)

Income taxes	6,602	10,136	3,534	34.9%

Net earnings	9,445	15,853	(6,408)	(40.4%)

Earnings per share:

Basic	0.12	0.20	(0.08)	(40.0%)

Diluted	0.12	0.20	(0.08)	(40.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Six Months Ended
	September 30,
			$	%
	2009	2008	Variance	Variance

Revenue:
Services	409,539	470,300	(60,761)	(12.9%)
Products	117,547	189,708	(72,161)	(38.0%)
Total revenue	527,086	660,008	(132,922)	(20.1%)

Operating costs and expenses:
Cost of revenue
Services	325,368	359,847	34,479	9.6%
Products	92,048	154,755	62,707	40.5%
Total cost of revenue	417,416	514,602	97,186	18.9%

Services gross margin	20.6%	23.5%
Products gross margin	21.7%	18.4%
Total gross margin	20.8%	22.0%

Selling, general and administrative	75,607	88,470	12,863	14.5%
Gains, losses and other items, net	320	(2,915)	(3,235)	(111.0%)

Total operating costs and expenses	493,343	600,157	106,814	17.8%

Income from operations	33,743	59,851	(26,108)	(43.6%)

Other income (expense):
Interest expense	(10,928)	(18,050)	7,122	39.5%
Other, net	105	1,646	(1,541)	(93.6%)

Total other income (expense)	(10,823)	(16,404)	5,581	34.0%

Earnings before income taxes	22,920	43,447	(20,527)	(47.2%)

Income taxes	9,281	16,944	7,663	45.2%

Net earnings	13,639	26,503	(12,864)	(48.5%)

Earnings per share:

Basic	0.17	0.34	(0.17)	(50.0%)

Diluted	0.17	0.34	(0.17)	(50.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	September 30,	September 30,
	2009	2008

Basic earnings per share:

Numerator - net earnings	9,445	15,853

Denominator - weighted-average shares outstanding	78,915	77,716

Basic earnings per share	0.12	0.20

Diluted earnings per share:

Numerator - net earnings	9,445	15,853

Denominator - weighted-average shares outstanding	78,915	77,716

Dilutive effect of common stock options, warrants and restricted stock	464	447

	79,379	78,163

Diluted earnings per share	0.12	0.20

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Six Months Ended

	September 30,	September 30,
	2009	2008

Basic earnings per share:

Numerator - net earnings	13,639	26,503

Denominator - weighted-average shares outstanding	78,791	77,559

Basic earnings per share	0.17	0.34

Diluted earnings per share:

Numerator - net earnings	13,639	26,503

Denominator - weighted-average shares outstanding	78,791	77,559

Dilutive effect of common stock options, warrants and restricted stock	404	400

	79,195	77,959

Diluted earnings per share	0.17	0.34

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,
Revenue:	2009	2008

Information services	210,213	233,605
Information products	60,892	95,330

Total revenue	271,105	328,935

Income from operations:

Information services	19,971	28,527
Information products	1,249	3,396
Other	27	2,370

Total income from operations	21,247	34,293

Margin:

Information services	9.5%	12.2%
Information products	2.1%	3.6%

Total margin	7.8%	10.4%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,	September 30,
Revenue:	2009	2008

Information services	409,539	470,300
Information products	117,547	189,708

Total revenue	527,086	660,008

Income from operations:

Information services	35,809	54,166
Information products	(1,746)	2,770
Other	(320)	2,915

Total income from operations	33,743	59,851

Margin:

Information services	8.7%	11.5%
Information products	-1.5%	1.5%

Total margin	6.4%	9.1%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,	$	%
	2009	2008	Variance	Variance

Products	60,892	73,782	(12,890)	(17.5%)
Passthrough data	-	21,548	(21,548)	(100.0%)

Total products revenue	60,892	95,330	(34,438)	(36.1%)

Cost of products revenue:
Products	46,129	55,490	9,361	16.9%
Passthrough data	-	21,548	21,548	100.0%

Total cost of products	46,129	77,038	30,909	40.1%

Margin:

Products	24.2%	24.8%
Passthrough data	-	0.0%
Total products	24.2%	19.2%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,	September 30,	$	%
	2009	2008	Variance	Variance

Products	117,547	145,946	(28,399)	(19.5%)
Passthrough data	-	43,762	(43,762)	(100.0%)

Total products revenue	117,547	189,708	(72,161)	(38.0%)

Cost of products revenue:
Products	92,048	110,993	18,945	17.1%
Passthrough data	-	43,762	43,762	100.0%

Total cost of products	92,048	154,755	62,707	40.5%

Margin:

Products	21.7%	23.9%
Passthrough data	-	0.0%
Total products	21.7%	18.4%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	March 31,	$	%
	2009	2009	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	167,634	177,166	(9,532)	(5.4%)
Trade accounts receivable, net	182,612	184,814	(2,202)	(1.2%)
Refundable income taxes	-	4,579	(4,579)	(100.0%)
Deferred income taxes	45,503	45,641	(138)	(0.3%)
Other current assets	52,002	46,873	5,129	10.9%

Total current assets	447,751	459,073	(11,322)	(2.5%)

Property and equipment	778,697	745,999	32,698	4.4%
Less - accumulated depreciation and amortization	559,891	531,410	28,481	5.4%

Property and equipment, net	218,806	214,589	4,217	2.0%

Software, net of accumulated amortization	45,819	52,798	(6,979)	(13.2%)
Goodwill	470,621	454,944	15,677	3.4%
Purchased software licenses, net of accumulated amortization	55,564	65,341	(9,777)	(15.0%)
Deferred costs, net	64,699	70,343	(5,644)	(8.0%)
Data acquisition costs	26,624	31,317	(4,693)	(15.0%)
Other assets, net	17,578	18,938	(1,360)	(7.2%)

	1,347,462	1,367,343	(19,881)	(1.5%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	43,636	40,967	2,669	6.5%
Trade accounts payable	32,242	27,701	4,541	16.4%
Accrued payroll and related expenses	24,379	44,823	(20,444)	(45.6%)
Other accrued expenses	85,713	86,072	(359)	(0.4%)
Deferred revenue	50,118	54,991	(4,873)	(8.9%)
Income taxes	171	-	171	-

Total current liabilities	236,259	254,554	(18,295)	(7.2%)

Long-term debt	490,608	537,272	(46,664)	(8.7%)

Deferred income taxes	65,586	58,526	7,060	12.1%

Other liabilities	9,156	9,321	(165)	(1.8%)

Stockholders' equity:
Common stock	11,620	11,576	44	0.4%
Additional paid-in capital	807,251	800,094	7,157	0.9%
Retained earnings	455,589	441,950	13,639	3.1%
Accumulated other comprehensive income	9,994	(6,238)	16,232	(260.2%)
Treasury stock, at cost	(738,601)	(739,712)	1,111	(0.2%)

Total stockholders' equity	545,853	507,670	38,183	7.5%

	1,347,462	1,367,343	(19,881)	(1.5%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,

	2009	2008

Cash flows from operating activities:
Net earnings	9,445	15,853
Non-cash operating activities:
Depreciation and amortization	41,147	50,727
Loss on disposal or impairment of assets, net	9	(1,131)
Deferred income taxes	6,223	5,138
Non-cash stock compensation expense	3,261	3,628
Changes in operating assets and liabilities:
Accounts receivable	2,526	4,923
Other assets	(1,190)	11,439
Deferred costs	(2,438)	(1,452)
Accounts payable and other liabilities	6,911	3,968
Deferred revenue	(5,191)	(6,290)
Net cash provided by operating activities	60,703	86,803
Cash flows from investing activities:
Sale of assets	-	24,174
Capitalized software	(2,431)	(4,118)
Capital expenditures	(14,462)	(7,245)
Data acquisition costs	(3,004)	(6,507)
Payments received from investments	-	102
Net cash paid in acquisitions	357	(12,668)
Net cash used by investing activities	(19,540)	(6,262)
Cash flows from financing activities:
Payments of debt	(41,402)	(36,197)
Dividends paid	-	(4,662)
Sale of common stock	236	2,641
Tax benefit of stock options exercised	-	55
Net cash used by financing activities	(41,166)	(38,163)
Effect of exchange rate changes on cash	(33)	(807)

Net increase (decrease) in cash and cash equivalents	(36)	41,571
Cash and cash equivalents at beginning of period	167,670	51,799
Cash and cash equivalents at end of period	167,634	93,370

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	5,328	7,067
Income taxes	792	(5,929)
Payments on capital leases and installment payment arrangements	7,504	11,204
Payments on software and data license liabilities	1,840	8,420
Other debt payments, excluding line of credit	2,058	2,073
Prepayment of debt	30,000	14,500
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	6,564	3,835
Software licenses and maintenance acquired under software obligation	611	1,546

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,

	2009	2008

Cash flows from operating activities:
Net earnings	13,639	26,503
Non-cash operating activities:
Depreciation and amortization	81,742	104,620
Loss on disposal or impairment of assets, net	7	(3,242)
Deferred income taxes	8,719	7,853
Non-cash stock compensation expense	5,650	6,232
Changes in operating assets and liabilities:
Accounts receivable	(1,809)	(11,335)
Other assets	3,461	20,815
Deferred costs	(3,344)	(2,068)
Accounts payable and other liabilities	(25,105)	(27,328)
Deferred revenue	(6,091)	(6,774)
Net cash provided by operating activities	76,869	115,276
Cash flows from investing activities:
Sale of assets	-	24,174
Capitalized software	(4,815)	(9,129)
Capital expenditures	(21,893)	(12,951)
Cash collected from sale and license of software	-	2,000
Data acquisition costs	(8,781)	(15,129)
Payments received from investments	-	2,596
Net cash paid in acquisitions	357	(12,703)
Net cash used by investing activities	(35,132)	(21,142)
Cash flows from financing activities:
Payments of debt	(55,126)	(59,501)
Dividends paid	-	(9,312)
Sale of common stock	2,663	5,915
Tax benefit of stock options exercised	-	115
Acquisition of treasury stock	(307)	-
Net cash used by financing activities	(52,770)	(62,783)
Effect of exchange rate changes on cash	1,501	(642)

Net increase (decrease) in cash and cash equivalents	(9,532)	30,709
Cash and cash equivalents at beginning of period	177,166	62,661
Cash and cash equivalents at end of period	167,634	93,370

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	10,586	16,421
Income taxes	(4,260)	(5,887)
Payments on capital leases and installment payment arrangements	15,298	24,083
Payments on software and data license liabilities	5,718	16,788
Other debt payments, excluding line of credit	4,110	4,130
Prepayment of debt	30,000	14,500
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	10,387	5,659
Software licenses and maintenance acquired under software obligation	611	1,546

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	FY2010

Net cash provided by operating activities	28,473	86,803	78,913	74,652	268,841	16,166	60,703	76,869

Plus:
Sale of assets	-	24,174	-	-	24,174	-	-	-
Payments received from investments	2,494	102	-	3	2,599	-	-	-
Disposition of operations	-	-	-	-	-	-	-	-

Less:
Capitalized software	(5,011)	(4,118)	(3,872)	(3,238)	(16,239)	(2,384)	(2,431)	(4,815)
Capital expenditures	(5,706)	(7,245)	(6,232)	(12,266)	(31,449)	(7,431)	(14,462)	(21,893)
Data acquisition costs	(8,622)	(6,507)	(7,825)	(7,607)	(30,561)	(5,777)	(3,004)	(8,781)
Payments on capital leases and installment payment arrangements	(12,879)	(11,204)	(9,033)	(7,673)	(40,789)	(7,794)	(7,504)	(15,298)
Payments on software and data license liabilities	(8,368)	(8,420)	(3,099)	(3,330)	(23,217)	(3,878)	(1,840)	(5,718)
Other required debt payments	(2,057)	(2,073)	(2,061)	(2,073)	(8,264)	(2,052)	(2,058)	(4,110)

Subtotal	(11,676)	71,512	46,791	38,468	145,095	(13,150)	29,404	16,254

Plus:
Tax benefit of stock options and warrants	60	55	-	(81)	34	-	-	-

Subtotal	(11,616)	71,567	46,791	38,387	145,129	(13,150)	29,404	16,254

Plus:
Cash collected from sale of software	2,000	-	-	-	2,000	-	-	-

Total	(9,616)	71,567	46,791	38,387	147,129	(13,150)	29,404	16,254

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

									Q2 FY09 to Q2 FY10
	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	FY2010%		$
Revenue:
Services	236,695	233,605	231,077	218,885	920,262	199,326	210,213	409,539	-10.0%	(23,392)
Products	94,378	95,330	89,979	76,624	356,311	56,655	60,892	117,547	-36.1%	(34,438)
Total revenue	331,073	328,935	321,056	295,509	1,276,573	255,981	271,105	527,086	-17.6%	(57,830)

Operating costs and expenses:
Cost of revenue
Services	178,861	180,986	173,433	161,060	694,340	159,576	165,792	325,368	8.4%	15,194
Products	77,717	77,038	70,487	55,604	280,846	45,919	46,129	92,048	40.1%	30,909
Total cost of revenue	256,578	258,024	243,920	216,664	975,186	205,495	211,921	417,416	17.9%	46,103

Selling, general and administrative	49,482	38,988	42,560	38,930	169,960	37,643	37,964	75,607	2.6%	1,024
Gains, losses and other items, net	(545)	(2,370)	43,175	(1,694)	38,566	347	(27)	320	-98.9%	(2,343)

Total operating costs and expenses	305,515	294,642	329,655	253,900	1,183,712	243,485	249,858	493,343	15.2%	44,784

Income (loss) from operations	25,558	34,293	(8,599)	41,609	92,861	12,496	21,247	33,743	-38.0%	(13,046)
% Margin	7.7%	10.4%	-2.7%	14.1%	7.3%	4.9%	7.8%	6.4%
Other income (expense)
Interest expense	(9,459)	(8,591)	(8,105)	(6,441)	(32,596)	(5,505)	(5,423)	(10,928)	36.9%	3,168
Other, net	1,359	287	140	163	1,949	(118)	223	105	-22.3%	(64)
Total other income (expense)	(8,100)	(8,304)	(7,965)	(6,278)	(30,647)	(5,623)	(5,200)	(10,823)	37.4%	3,104

Earnings (loss) before income taxes	17,458	25,989	(16,564)	35,331	62,214	6,873	16,047	22,920	-38.3%	(9,942)
Income taxes	6,808	10,136	(5,115)	12,881	24,710	2,679	6,602	9,281	34.9%	3,534

Net earnings (loss)	10,650	15,853	(11,449)	22,450	37,504	4,194	9,445	13,639	-40.4%	(6,408)

Diluted earnings (loss) per share	0.14	0.20	(0.15)	0.29	0.48	0.05	0.12	0.17	-40.0%	(0.08)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

									Q2 FY09 to Q2 FY10
	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	FY2010%		$
Revenue:

Services	236,695	233,605	231,077	218,885	920,262	199,326	210,213	409,539	-10.0%	(23,392)
Products	94,378	95,330	89,979	76,624	356,311	56,655	60,892	117,547	-36.1%	(34,438)

Total revenue	331,073	328,935	321,056	295,509	1,276,573	255,981	271,105	527,086	-17.6%	(57,830)

Income from operations:

Services	25,639	28,527	30,358	32,873	117,397	15,838	19,971	35,809	-30.0%	(8,556)
Products	(626)	3,396	4,218	7,042	14,030	(2,995)	1,249	(1,746)	-63.2%	(2,147)
Other	545	2,370	(43,175)	1,694	(38,566)	(347)	27	(320)	-98.9%	(2,343)

Total income (loss) from operations	25,558	34,293	(8,599)	41,609	92,861	12,496	21,247	33,743	-38.0%	(13,046)

Margin:

Services	10.8%	12.2%	13.1%	15.0%	12.8%	7.9%	9.5%	8.7%
Products	-0.7%	3.6%	4.7%	9.2%	3.9%	-5.3%	2.1%	-1.5%

Total	7.7%	10.4%	-2.7%	14.1%	7.3%	4.9%	7.8%	6.4%